As filed with the Securities and Exchange Commission on December 8, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

CCE SPINCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3247759
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(310) 867-7000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered

Common Stock, $0.01 par value per share	New York Stock Exchange

Preferred Stock Purchase Rights	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

CCE SPINCO, INC.
Cross-Reference Sheet Between the Information Statement and Items of Form 10
Information Included in the Information Statement and Incorporated by Reference
into the Registration Statement on Form 10
      Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item
No.	Caption	Location in Information Statement

1.	Business	“Summary;” “Risk Factors;” and “Business”
2.	Financial Information	“Summary — Summary Historical and Pro Forma Financial and Other Data;” “Capitalization;” “Unaudited Pro Forma Condensed Combined Financial Data;” “Selected Combined Financial Data;” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”
3.	Properties	“Business — Properties and Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Management”
7.	Certain Relationships and Related Transactions	“Our Relationship with Clear Channel Communications After the Distribution”
8.	Legal Proceedings	“Business — Legal Proceedings”
9.	Market Price of Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary;” “Risk Factors;” “The Distribution;” “Capitalization;” “Dividend Policy;” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Description of Our Capital Stock;” and “Our Relationship with Clear Channel Communications After the Distribution”
13.	Financial Statements and Supplementary Data	“Summary — Summary Historical and Pro Forma Financial and Other Data;” “Unaudited Pro Forma Condensed Combined Financial Data;” “Selected Combined Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Combined Financial Statements and Schedule” including the Combined Financial Statements and Schedule
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	“Unaudited Pro Forma Condensed Combined Financial Data;” and “Index to Combined Financial Statements and Schedule” including the Combined Financial Statements and Schedule

      (a) List of Combined Financial Statements and Schedule.

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1) Unaudited Pro Forma Condensed Combined Financial Data of CCE Spinco, Inc.; and

(2)	Combined Financial Statements of CCE Spinco, Inc., including Report of Independent Registered Public Accounting Firm.

The following financial statement schedule for fiscal years 2002, 2003 and 2004 is included in the Information Statement and filed as part of this Registration Statement:

Schedule II — Valuation and Qualifying Accounts

Schedules not mentioned above have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the Financial Statements or notes thereto.
      (b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit
Number		Exhibit Description

2	.1*	Form of Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc.
3	.1*	Form of Amended and Restated Certificate of Incorporation of CCE Spinco, Inc.
3	.2*	Form of Amended and Restated Bylaws of CCE Spinco, Inc.
4	.1*	Specimen common stock certificate of CCE Spinco, Inc.
4	.2*	Form of Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent
4	.3*	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as Annex A to the Rights Agreement filed as Exhibit 4.2 hereto)
4	.4*	Form of Right Certificate (attached as Annex B to the Rights Agreement filed as Exhibit 4.2 hereto)
10	.1*	Form of Transition Services Agreement between CCE Spinco, Inc. and Clear Channel Management Services, L.P.
10	.2*	Form of Tax Matters Agreement between CCE Spinco, Inc. and Clear Channel Communications, Inc.
10	.3*	Form of Employee Matters Agreement between CCE Spinco, Inc. and Clear Channel Communications, Inc.
10	.4*	Form of Trademark and Copyright License Agreement between CCE Spinco, Inc. and Clear Channel Identity, L.P.
10	.5*	Form of CCE Spinco, Inc. 2005 Stock Incentive Plan
10	.6*	Form of CCE Spinco, Inc. 2006 Annual Incentive Plan
10	.7*	Employment Agreement, dated August 17, 2005, by and between SFX Entertainment, Inc., d/b/a Clear Channel Entertainment and Michael Rapino
10	.8†	Service Agreement, dated October 5, 2000, as amended January 12, 2005 and July 1, 2005, by and between Clear Channel Entertainment UK (Theatrical Productions) Limited and David Ian Lane
10	.9†	Personal Services Agreement, dated December 3, 2002, as amended January 2005, by and between SFX Entertainment, Inc., d/b/a Clear Channel Entertainment, and Arthur Fogel
10	.10*	Executive Agreement, dated October 1, 2004, by and between EMA Telstar Gruppen AB and Thomas Johansson
10	.11*	Employment Agreement, dated November 28, 2005, by and between SFX Entertainment, Inc., d/b/a Clear Channel Entertainment, and Alan Ridgeway
21	.1*	List of Subsidiaries of CCE Spinco, Inc.
99.1		Information Statement of CCE Spinco, Inc., subject to completion, dated December 8, 2005

*	Previously filed.

†	Certain portions of this exhibit have been omitted pursuant to a request for an order granting confidential treatment by the Securities and Exchange Commission.

SIGNATURE
      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CCE SPINCO, INC.

By:	/s/ Randall T. Mays

Randall T. Mays
Chairman of the Board of Directors
Dated: December 8, 2005

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

2	.1*	Form of Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc.
3	.1*	Form of Amended and Restated Certificate of Incorporation of CCE Spinco, Inc.
3	.2*	Form of Amended and Restated Bylaws of CCE Spinco, Inc.
4	.1*	Specimen common stock certificate of CCE Spinco, Inc.
4	.2*	Form of Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent
4	.3*	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as Annex A to the Rights Agreement filed as Exhibit 4.2 hereto)
4	.4*	Form of Right Certificate (attached as Annex B to the Rights Agreement filed as Exhibit 4.2 hereto)
10	.1*	Form of Transition Services Agreement between CCE Spinco, Inc. and Clear Channel Management Services, L.P.
10	.2*	Form of Tax Matters Agreement between CCE Spinco, Inc. and Clear Channel Communications, Inc.
10	.3*	Form of Employee Matters Agreement between CCE Spinco, Inc. and Clear Channel Communications, Inc.
10	.4*	Form of Trademark and Copyright License Agreement between CCE Spinco, Inc. and Clear Channel Identity, L.P.
10	.5*	Form of CCE Spinco, Inc. 2005 Stock Incentive Plan
10	.6*	Form of CCE Spinco, Inc. 2006 Annual Incentive Plan
10	.7*	Employment Agreement, dated August 17, 2005, by and between SFX Entertainment, Inc., d/b/a Clear Channel Entertainment and Michael Rapino
10	.8†	Service Agreement, dated October 5, 2000, as amended January 12, 2005 and July 1, 2005, by and between Clear Channel Entertainment UK (Theatrical Productions) Limited and David Ian Lane
10	.9†	Personal Services Agreement, dated December 3, 2002, as amended January 2005, by and between SFX Entertainment, Inc., d/b/a Clear Channel Entertainment, and Arthur Fogel
10	.10*	Executive Agreement, dated October 1, 2004, by and between EMA Telstar Gruppen AB and Thomas Johansson
10	.11*	Employment Agreement, dated November 28, 2005, by and between SFX Entertainment, Inc., d/b/a Clear Channel Entertainment, and Alan Ridgeway
21	.1*	List of Subsidiaries of CCE Spinco, Inc.
99.1		Information Statement of CCE Spinco, Inc., subject to completion, dated December 8, 2005

*	Previously filed.

†	Certain portions of this exhibit have been omitted pursuant to a request for an order granting confidential treatment by the Securities and Exchange Commission.